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                                                                    EXHIBIT 10.2

                                AgraQuest, Inc.
                                ---------------

                           1995  STOCK  OPTION  PLAN
                           -------------------------
                                  As Amended


1. PURPOSE: This 1995 Stock Option Plan ("Plan") is established as a compensatory plan to attract, retain and provide equity incentives to selected persons to promote the financial success of AgraQuest, Inc. a Delaware corporation, (the "Company"). Capitalized terms not previously defined herein are defined in Section 17 of this Plan.

2. TYPES OF OPTIONS AND SHARES: Options granted under this Plan (the "Options") may be either (a) incentive stock options ("ISO"') within the meaning of Section 42:2 of the Internal Revenue Code of 1986, as amended (the "revenue Code"), or
(b) nonqualified stock options ("NQSOs"), as designated at the time of grant. The shares of stock that may be purchased upon exercise of Options granted under this Plan (the "Shares") are shares of the common stock, $0.001 par value, of the Company.

3. NUMBER OF SHARES: The aggregate number of Shares that may be issued pursuant to Options granted under this Plan is 2,500,000 Shares, subject to adjustment as provided in this Plan. If any Option expires or is terminated without being exercised in whole or in part, the unexercised or released Shares from such Option shall be available for future grant and purchase under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

4. ELIGIBILITY: Options may be granted to employees, officers, directors, consultants, independent contractors and advisers (provided such consultants, contractors and advisers render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction) of the Company or any Parent, Subsidiary or Affiliate of the Company. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or a Parent or Subsidiary of the Company. The Committee (as defined in Section 14) in its sole discretion shall select the recipients of Options ("Optionees"). An Optionee may be granted more than one Option under this Plan. The Company may also, from time to time, assume outstanding options granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Option under this Plan in replacement of the option assumed by the Company, or (b) treating the assumed option as if it had been granted under this Plan if the terms of such assumed option could be applied to an Option granted under this Plan. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an Option hereunder if the other company had applied the rules of this Plan to such grant.

5. TERMS AND CONDITIONS OF OPTIONS: The Committee shall determine whether each Option is to be an ISO or an NQSO, the number of Shares subject to the Option, the exercise price of the Option, the period during which the Option may he exercised. and all other terms and conditions of the Option, subject to the following:

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 .  5.1 FORM OF OPTION GRANT: Each Option granted under this Plan shall be evidenced by a written Stock Option Grant (the "Grant") in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve. The Grant shall comply with and be subject to the terms and conditions of this Plan.

 . 5.2 DATE OF GRANT: The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the Committee. The Grant representing the Option will be delivered to Optionee with a copy of this Plan within a reasonable time after the granting of the Option.

 . 5.3 EXERCISE PRICE: The exercise price of an Option shall be not less than 100% of the Fair Market Value of the Shares on the date the Option is granted. The exercise price of any Option granted to a person owning more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company ("Ten Percent Shareholder") shall not be less than 110% of the Fair Market Value of the Shares on the date the Option is granted.

 . 5.4 EXERCISE PERIOD: Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Grant; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, and provided further that no ISO granted to a Ten Percent Shareholder shall be exercisable after the expiration of five (5) years from the date the Option is granted.

 . 5.5 LIMITATIONS ON ISOs: The aggregate Fair Market Value (determined as of the time an Option is granted) of stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000. If the Fair Market Value of Shares with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in such year shall be ISOs and the Options for the amount in excess of $100,000 that becomes exercisable in that year shall be NQSOs. In the event that the Revenue Code or the regulations promulgated thereunder are amended after the effective date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

 . 5.6 OPTIONS NON-TRANSFERABLE: Options granted under this Plan, and any interest therein, shall not be transferable or assignable by Optionee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, and shall be exercisable during the lifetime of Optionee only by Optionee; provided. however, that NQSOs held by an Optionee who is not an officer or director of the Company or other person (in each case, an "Insider") whose transactions in the Company's common stock are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may be transferred to such family members, trusts and charitable institutions as the Committee, in its sole discretion, shall approve at the time of the grant of such Option.

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 .  5.7 ASSUMED OPTIONS: In the event the Company assumes an option granted by another company, the terms and conditions of such option shall remain unchanged (except the exercise price and the number and nature of shares issuable upon exercise, which will be adjusted appropriately pursuant to Section 424 of the Revenue Code). In the event the Company elects to grant a new option rather than assuming an existing option (as specified in Section 4), such new option need not he granted at Fair Market Value on the date of grant and may instead be granted with a similarly adjusted exercise price.

6.    EXERCISE OF OPTIONS:

 . 6.1 NOTICE: Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Optionee), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding Optionee's investment intent and access to information, if any, as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

 . 6.2 PAYMENT: Payment for the Shares may be made in cash (by check) or, where approved by the Committee in its sole discretion and where permitted by law: (a) by cancellation of indebtedness of the Company to the Optionee; (b) by surrender of shares of common stock of the Company having a Fair Market Value equal to the applicable exercise price of the Options that have been owned by Optionee for more than six (6) months (and which have been paid for within the meaning of the Securities and Exchange Commission ("'SEC") Rule 144 and, if such Shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares), or were obtained by Optionee in the open public market; (c) by waiver of compensation due or accrued to Optionee for services rendered; (d) provided that a public market for the Company's stock exists, through a "same day sale" commitment from Optionee and a broker dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby Optionee irrevocably elects to exercise The Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (e) provided that a public market for the Company's stock exists, through a "margin" commitment from Optionee and an NASD Dealer whereby Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (f) by any combination of the foregoing.

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 .  6.3 WITHHOLDING TAXES: Prior to issuance of the Shares upon exercise of an
Option, Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable. Where approved by the Committee in its sole discretion, Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to Optionee by deducting the Shares retained from the Shares exercised. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined in accordance with Section 83 of the Revenue Code (the "Tax Date"). All elections by Optionees to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:
     (a) the election must be made on or prior to the applicable Tax Date;
     (b) once made, the election shall be irrevocable as to The particular Shares as to which the election is made; and

     (c) all elections shall be subject to the consent or disapproval of the Committee.

     In addition, if Optionee is an Insider, and if the Company is subject to
         Section 16(b) of the Exchange Act, the following shall apply:

     (d) the election may not be made within six (6) months of the date of grant of the Option; provided, however, that this limitation shall not apply in the event that death or disability of Optionee occurs prior to the expiration of the six (6) month period;
     (e) the election must be made either six (6) months prior to the Tax Date or in the 10-day period beginning on the third day following the public release of the Company's quarterly or annual summary statement of operations; and

     (f) if the Tax Date is deferred until six months after exercise of the Option because no election is filed under Section 83(b) of the Revenue Code, Optionee shall receive the full number of Shares with respect to which the Option is exercised, but Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

 . 6.4 LIMITATIONS ON EXERCISE: Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always be subject to the following :

         6.4.1 If Optionee ceases to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company for any reason except death or disability, Optionee may exercise such Optionee's ISOs to the extent (and only to the extent) that they would have been exercisable upon the date of termination, within ninety (90) days after the date of termination (or such shorter time period as may be specified in the Grant).

         6.4.2 If Optionee is an insider and the Company is subject to Section 16(b) of the Exchange Act, Optionee's Option will remain exercisable until the end of the thirty (30) day period commencing on the first date on which Optionee may exercise without having a matching purchase and sale under Section 16(b). with any extension beyond ninety (90) days after termination of employment deemed to be as an NQSO, and provided further that in no event may an Option be exercisable later than the expiration date of the Option.

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         6.4.3 If Optionee's employment with the Company or any Parent,
Subsidiary or Affiliate of the Company is terminated because of the death of Optionee or disability of Optionee within the meaning of Section 22(e)(3) of the Revenue Code, Optionee's ISOs may be exercised to the extent (and only to the extent) that they would have been exercisable by Optionee on the date of termination, by Optionee (or Optionee's legal representative) within twelve (12) months after the date of termination (or such shorter time period as may be specified in the Grant), but in any event no later than the expiration date of the ISOs.

         6.4.4 The Committee shall have discretion to determine whether Optionee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated.

         6.4.5 In the case of an Optionee who is a director, independent consultant, contractor or adviser, the Committee will have the discretion to determine whether Optionee is "employed by the Company or any Parent, Subsidiary or affiliate of the Company" pursuant to the foregoing Sections.

         6.4.6 The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option. provided that such minimum number will not prevent Optionee from exercising the full number of Shares as to which the Option is then exercisable.

         6.4.7 An Option shall not be exercisable unless such exercise is in compliance with the Securities Act of 1933 as amended (the "Securities Act"), all applicable state securities laws and the requirements of any stock exchange or national market system upon which the Shares may then be listed, as they are in effect on the date of exercise. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or national market system, and the Company shall have no liability for any inability or failure to do

7. RESTRICTIONS ON SHARES: At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Grant (a) a right of first refusal to purchase all Shares that an Optionee (or a subsequent transferee) may propose to transfer to a third party and or (b) a right to repurchase a portion of or all Shares held by an Optionee upon Optionee's termination of employment or service with the Company or a Parent, Subsidiary or Affiliate of the Company, for any reason within a specified time as determined by the Committee at the time of grant at Optionee's original purchase price, the Fair Market Value of such Shares or a price determined by a formula or other provision set forth in the Grant.

8. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS: The Committee shall have the power to modify, extend or renew outstanding Options and to authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of Optionee, impair any rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Revenue Code. The Committee shall have the power to reduce the exercise price of outstanding Options without the consent of Optionees by a written notice to the Optionees affected; provided, however, that the exercise price per Share may not be reduced below the minimum exercise price that would be permitted under
Section 5.3 of this Plan for Options granted on the date the action is taken to reduce the exercise price.

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9. STOCK OWNERSHIP, FINANCIAL STATEMENTS: No Optionee shall have any of the rights of a shareholder with respect to any Shares subject to an Option until such Option is properly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date, except as provided in this Plan. However, the Company shall make available to each Optionee in the office of the Treasurer, during the period for which Optionee has one or more Options outstanding, copies of the financial statements of the Company, consisting of, at a minimum, a balance sheet and an income statement, at such time after the close of each fiscal year of the Company as such statements are released by the Company to its shareholders. The Company shall not be required to provide such information to key employees whose duties in connection with the Company assume their access to equivalent information.

10. NO OBLIGATION TO EMPLOY: Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Optionee's employment or other relationship at any time, with or without cause.

11. ADJUSTMENT OF OPTION SHARES: In the event that the number of outstanding shares of common stock of the company is changed by a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company without consideration, or if a substantial portion of the assets of the Company are distributed, without consideration in a spinoff or similar transaction, to the shareholders of the Company, the number of Shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per Share of such Options shall be proportionately adjusted, subject to any required action by the Board of Directors (the "Board") or shareholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share shall not be issued upon exercise of any Option and any fractions of a Share that would have resulted shall either be cashed out at Fair Market Value or the number of Shares issuable under the Option shall be rounded up to the nearest whole number, as determined by the Committee; and provided further that the exercise price may not be decreased to below the par value, if any, for the Shares.

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12. ASSUMPTION OF OPTIONS BY SUCCESSORS.
 .   12.1 ASSUMPTION OR SUBSTITUTION:
In the event of:
     (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly owned subsidiary, a reincorporation, or other transaction in which there is no substantial change in the shareholders of the corporation and the Options granted under this Plan are assumed by the successor corporation, which assumption shall be binding on all Optionees),
     (b) a dissolution or liquidation of the Company,
     (c) the sale of substantially all of the assets of the Company, or (d) any other transaction which qualifies as a "corporate transaction"
         under Section 424(a) of the Revenue Code wherein the shareholders of the Company give up all of their equity interest in the Company (except for the acquisition of all or substantially all of the outstanding shares of the Company), any or all outstanding Options may be assumed by the successor corporation, which assumption shall be binding on all Optionees. In the alternative, the successor corporation may substitute an equivalent option or provide substantially similar consideration to Optionees as was provided to shareholders (after taking into account the existing provisions of Optionee's options, such as the exercise price and the vesting schedule). The successor corporation may also issue, in place of outstanding shares of the Company held by Optionee as a result of the exercise of an Option that is subject to repurchase, substantially similar shares or other property subject to similar repurchase restrictions no less favorable to Optionee.

 .   12.2 VESTING and EXPIRATION: In the event such successor corporation, if any, refuses to assume or substitute Options, as provided above, pursuant to a transaction described in Subsections 12.1 above, or there is no successor corporation, and if the Company is ceasing to exist as a separate corporate entity, the Options shall, notwithstanding any contrary terms in the Grant, all unexercised Options theretofore granted under the Plan shall become immediately fully vested and exercisable. Upon Optionee's exercise of his Options in accordance with the term of the Plan prior to the closing of any such dissolution, consolidation or merger, and issuance of a stock certificate for the purchased shares, the Optionee shall become a stockholder of the company with respect to such shares. If the then-outstanding Options are not exercised at the time such dissolution, merger or consolidation becomes effective, those Options shall then terminate and become null and void (and, in the case of a transaction described in Subsection 12.1(a) above, if the Company has reserved to itself a right to repurchase Shares issued on exercise of Options at the original purchase price of such Shares, such right shall terminate).

 .   12.3 ADDITIONAL PROVISIONS: Subject to the foregoing provisions of this
Section 12, in the event of the occurrence of any transaction described in
Section 12.1, any outstanding Option shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction".

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13. ADOPTION AND SHAREHOLDER APPROVAL: This Plan shall become effective on the date that it is adopted by the Board of the Company. This Plan shall be approved by the shareholders of the Company, in any manner permitted by applicable corporate law, within twelve months before or after the date this Plan is adopted by the Board. Upon the effective date of the Plan, the Board may grant Options pursuant to this Plan; provided that, in the event that shareholder approval is not obtained within the time period provided herein, all Options granted hereunder shall terminate. No Option that is issued as a result of any increase in the number of shares authorized to be issued under this Plan shall be exercised prior to the time such increase has been approved by the shareholders of the Company and all such Options granted pursuant to such increase shall similarly terminate if such shareholder approval is not obtained. After the Company becomes subject to Section 16(b) of the Exchange Act, the Company will comply with the requirements of Rule 16b-3 with respect to shareholder approval.

14. ADMINISTRATION: This Plan may be administered by the Board or a committee appointed by the Board (the "Committee"). If at the time the Company registers under the Exchange Act, a majority of the Board is not comprised of Disinterested Persons. the Company will take appropriate steps to comply with the disinterested director requirements of Section 16(b) of the Exchange Act, which may consist of the appointment by the Board of a Committee consisting of not less than two members of the Board, each of whom is a Disinterested Person. As used in this Plan. references to the "Committee" shall mean either the committee appointed by the Board to administer this Plan or the Board if no committee has been established. After registration of the Company under the Exchange Act, Board members who are not Disinterested Persons may not vote on any matters affecting the administration of this Plan or on the grant of any Options pursuant to this Plan, but any such member may be counted for determining the existence of a quorum at any meeting of the Board during which action is taken with respect to Options or administration of this Plan. The interpretation by the Committee of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option. The Committee may delegate to officers of the Company the authority to grant Options under this Plan to Optionees who are not Insiders of the Company.

15. TERM OF PLAN: Options may be granted pursuant to this Plan from time to time within a period of ten (10) years after the date on which this Plan is adopted by the Board.

16. AMENDMENT OR TERMINATION OF PLAN: The Committee may at any time terminate or amend this Plan in any respect including (but not limited to) amendment of any form of grant, exercise agreement or instrument to be executed pursuant to this Plan; provided, however, that the Committee shall not, without the approval of the shareholders of the Company. amend this Plan in any manner that requires such shareholder approval pursuant to the Revenue Code or the regulations promulgated thereunder as such provisions apply to ISO plans or pursuant to the Exchange Act or Rule l6b-3 (or its successor) promulgated thereunder.

17. CERTAIN DEFINITIONS: As used in this Plan, the following terms shall have the following meanings:

 .   17.1 "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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 .   17.2 "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

 . 17.3 "AFFILIATE" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation. whether through the ownership of voting securities, by contract or otherwise.

 .   17.4 "DISINTERESTED PERSON" shall have the meaning set forth in Rule
16b-3(c)(2)(i) as promulgated by the SEC under Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the SEC.

 . 17.5 "FAIR MARKET VALUE" shall mean the fair market value of the Shares as determined by The Committee from time to time in good faith. If a public market exists for the Shares, the Fair Market Value shall be the average of the last reported bid and asked prices for common stock of the Company on the last trading day prior to the date of determination (or the average closing price over the number of consecutive working days preceding the date of determination as the Committee shall deem appropriate) or, in the event the common stock of the Company is listed on a stock exchange or on the NASDAQ National Market System, the Fair Market Value shall be the closing price on such exchange or quotation system on the last trading day prior to the date of determination (or the average closing price over the number of consecutive working days preceding the date of determination as the Committee shall deem appropriate).

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